Exhibit List


         Exhibit No.               Description



            27 Financial Data Schedule for the nine months ended October 1, 2000 (filed only electronically with the Securities and Exchange Commission).

            99 Restated and amended Financial Data Schedule for the nine months ended October 3, 1999 (filed only electronically with the Securities and Exchange Commission).